                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                       NEW JERSEY RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        NEW JERSEY RESOURCES CORPORATION
                               1415 WYCKOFF ROAD
                             WALL, NEW JERSEY 07719
                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 26, 2000
                            ------------------------

     The Annual Meeting (the "Meeting") of Stockholders of New Jersey Resources Corporation (the "Company") will be held at 10:30 a.m., Wednesday, January 26, 2000, at the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, for the following purposes:

          1. To elect four directors to the Board of Directors.

          2. To amend the Company's Long-Term Incentive Compensation Plan (the "Plan") to: (a) increase from 750,000 to 1,500,000 the number of shares of the Company's Common Stock authorized for awards thereunder; (b) include all part-time employees as participants eligible to receive awards thereunder; (c) limit the number of options that may be issued under the Plan to any participant to 200,000 annually; and (d) permit the Board of Directors of the Company to amend, suspend or terminate the Plan or any portion thereof at any time, without a vote of stockholders, unless such a vote is required by law.

          3. To approve the action of the Board of Directors in retaining Deloitte & Touche LLP as auditors for the fiscal year ending September 30, 2000.

          4. To transact any other business that may properly be brought before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 8, 1999, as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting.

     A copy of the Company's Annual Report for 1999 is being mailed concurrently with this proxy material to all stockholders of record.

     A cordial invitation is extended to you to attend the Meeting. If you do not expect to attend the Meeting, please vote by telephone or the Internet, or sign, date and return the enclosed proxy promptly to the Secretary in the enclosed envelope. See the enclosed Proxy Card for instructions about the use of each of these options.

                                          OLETA J. HARDEN
                                          Secretary

Wall, New Jersey
December 22, 1999

                                PROXY STATEMENT
                            ------------------------

                        NEW JERSEY RESOURCES CORPORATION

                               1415 WYCKOFF ROAD
                             WALL, NEW JERSEY 07719
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 26, 2000

     This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the "Meeting") of Stockholders of New Jersey Resources Corporation (the "Company"), or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company (the "Board") solicits this proxy and urges you to vote immediately.

     The proxies hereby solicited vest in the proxy holders voting rights with respect to the election of directors (unless the stockholder marks the proxy to withhold that authority) and on all other matters voted upon at the Meeting. As provided by New Jersey law, if you abstain from or withhold your vote (whether directly or through your broker), your shares will not be included in the total number of votes cast, and therefore will have no effect on the vote.

     Whether you vote by telephone, Internet or by mail, you may later revoke your proxy at any time before it is exercised by: (i) submitting a properly signed proxy with a later date; (ii) voting by telephone or the Internet at a later time, or (iii) voting in person at the Annual Meeting. See the enclosed Proxy Card for instructions. This proxy statement and the accompanying proxy materials are being mailed to stockholders on or about December 22, 1999.

                            PLACE OF ANNUAL MEETING

     The Board has designated the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, as the place of the Meeting. The Meeting will be called to order at 10:30 a.m., local time, on Wednesday, January 26, 2000.

                VOTING OF SECURITIES AND STOCKHOLDER INFORMATION

     Only holders of record of the Company's outstanding Common Stock at the close of business on December 8, 1999 are entitled to notice of and to vote at the Meeting. At the close of business on December 8, 1999, there were 17,782,908 outstanding shares of Common Stock. Each share is entitled to one vote. No person to the knowledge of the Company held beneficially 5% or more of the Company's Common Stock as of December 8, 1999.

     The following table sets forth, as of December 8, 1999, the beneficial ownership of equity securities of the Company of each of the directors and each of the executive officers of the Company listed in the Summary

Compensation Table below, and of all directors and executive officers of the Company as a group. The shares owned by all such persons as a group constitute approximately 2% of the total shares outstanding.

                                                                      AMOUNT AND NATURE OF
NAME                                        TITLE OF SECURITY      BENEFICIAL OWNERSHIP(1)(2)
----                                        -----------------    -------------------------------
Nina Aversano.............................    Common Stock         2,339 shares   --    Direct
Bruce G. Coe..............................    Common Stock        11,983 shares   --    Direct
                                                                   3,000 shares   --    Indirect(3)
Leonard S. Coleman........................    Common Stock         5,333 shares   --    Direct
Laurence M. Downes........................    Common Stock        88,631 shares   --    Direct
                                                                   1,916 shares   --    Indirect
Gary A. Edinger...........................    Common Stock        22,840 shares   --    Direct
                                                                      20 shares   --    Indirect
Joe B. Foster.............................    Common Stock         7,378 shares   --    Direct
                                                                   2,000 shares   --    Indirect
Hazel S. Gluck............................    Common Stock         7,339 shares   --    Direct
James T. Hackett..........................    Common Stock         1,516 shares   --    Direct
Timothy C. Hearne.........................    Common Stock        21,430 shares   --    Direct
                                                                     399 shares   --    Indirect
Lester D. Johnson.........................    Common Stock         8,833 shares   --    Direct
Dorothy K. Light..........................    Common Stock        11,317 shares   --    Direct
                                                                      40 shares   --    Indirect
Glenn C. Lockwood.........................    Common Stock        29,567 shares   --    Direct
Joseph P. Shields.........................    Common Stock        16,940 shares   --    Direct
                                                                       9 shares   --    Indirect
John J. Unkles, Jr. ......................    Common Stock        14,973 shares   --    Direct
Gary W. Wolf..............................    Common Stock         5,357 shares   --    Direct
George R. Zoffinger.......................    Common Stock        14,074 shares   --    Direct
                                                                     200 shares   --    Indirect(3)
                                                                     300 shares   --    Indirect
All Directors and Executive Officers as a
  Group...................................    Common Stock       345,468 shares   --    Direct
                                                                   7,990 shares   --    Indirect

---------------
(1) Information as to the amount and nature of beneficial ownership not within the knowledge of the Company, has been furnished by each individual.

(2) Includes shares subject to currently exercisable options or any options exercisable within the next 60 days, deferred stock units ("Units") in the Directors' Deferral Plan, and stock units awarded pursuant to the Long-Term Incentive Compensation Plan ("LTIP Units") as follows: Ms. Aversano -- 1,000 options and 105 Units; Mr. Coe -- 4,500 options and 105 Units; Mr.
    Coleman -- 5,000 options; Mr. Downes -- 75,223 options and 4,200 LTIP Units; Mr. Edinger -- 16,940 options and 400 LTIP Units; Mr. Foster -- 7,000 options; Ms. Gluck -- 7,000 options and 105 Units; Mr. Hackett -- 1,000 options and 236 Units; Mr. Hearne -- 16,145 options and 400 LTIP Units; Mr. Johnson -- 7,500 options and 105 Units; Mrs. Light -- 6,000 options and 105 Units; Mr. Lockwood -- 23,483 options and 800 LTIP Units; Mr.
    Shields -- 13,184 options and 400 LTIP Units; Mr. Unkles -- 9,500 options; Mr. Wolf -- 5,000 options; Mr. Zoffinger -- 5,000 options and 846 Units; and all directors and executive officers as a group -- 258,904 options, 1,607 Units and 8,000 LTIP Units.

(3) The person named disclaims beneficial ownership of the shares listed.

                             ELECTION OF DIRECTORS

                            [ITEM (1) ON PROXY CARD]

                                     ITEM 1

     The Board of Directors currently consists of twelve members divided into three classes with overlapping three-year terms. Messrs. Coe and Unkles are retiring from the Board of Directors, effective as of the date of the Meeting, and are not being replaced at this time; therefore, subsequent to the Meeting, the Board of Directors will consist of ten members.

     Four individuals have been nominated for election as directors at the Meeting, each to serve for three-year terms expiring 2003 and each until their respective successors are elected and have qualified. Each of the nominees is now serving as a director of the Company. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares it represents for all of the nominees for election as directors.

     The affirmative vote of a majority of the shares of the Company's Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of directors.

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the nominees listed below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person approved by the Board of Directors.

                                      NOMINEES FOR ELECTION AS
                                DIRECTORS WITH TERMS EXPIRING IN 2003

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       [Gluck photo]               President, The GluckShaw Group (formerly Policy Management &
       Hazel S. Gluck              Communications, Inc.) since April 1994, Founder and President,
    Director since 1995            Public Policy Advisors, Inc. from July 1989 to March 1994, both
           Age 65                  consulting and public relations firms; Director, New Jersey State
                                   Chamber of Commerce; former Commissioner, Port Authority of New
                                   York and New Jersey, NJ Department of Transportation, New Jersey
                                   Transit and NJ Department of Insurance.


      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [Hackett photo]              Chairman, President and Chief Executive Officer, Ocean Energy
      James T. Hackett             Inc., formerly Seagull Energy Corporation, since 1998, an oil and
    Director since 1999            gas exploration and production company, President -- Energy
           Age 45                  Services Group, Duke Energy Corp. from 1997 to 1998; Executive
                                   Vice President, PanEnergy Corp. from 1996 to 1997; Senior Vice
                                   President, NGC Corp. and President, Trident Division of NGC Corp.
                                   from 1990 to 1995; and Director, Ocean Energy Inc.

        [Wolf photo]               Senior Partner, Cahill Gordon & Reindel, a law firm, for more
        Gary W. Wolf               than five years and Director, Southwestern Public Service
    Director since 1996            Company, an electric utility company, from January 1986 to
           Age 61                  October 1997.(4)

     [Zoffinger photo]             President & CEO, Constellation Capital Corp. since March 1998, a
    George R. Zoffinger            financial services company; President & CEO, Value Property
    Director since 1996            Trust, a publicly owned real estate investment trust from 1995 to
           Age 51                  February 1998; President and CEO, Constellation Bancorp from 1991 through 1994, a financial services company; Chairman and
                                   Director, CoreStates New Jersey National Bank from 1994 through
                                   1997; Director, Commercial Federal Bancorp, MFN Financial Corp.,
                                   both financial services companies; Atlas Steel Inc., a steel manufacturing company, New Jersey Alliance for Action, and New
                                   Jersey World Trade Council; Trustee, St. Peter's Medical Center,
                                   Woodbridge Economic Development Corporation and the Public
                                   Affairs Research Institute of New Jersey, Inc.

---------------
(4) Cahill Gordon & Reindel represents the Company as legal counsel with respect to various matters.

                                DIRECTORS WITH TERMS EXPIRING IN 2001

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       [Downes photo]              Chairman of the Board of Directors of the Company since September
     Laurence M. Downes            1996 and President and Chief Executive Officer of the Company
    Director since 1995            since July 1995; employed by the Company since 1985, including
           Age 42                  Senior Vice President and Chief Financial Officer from 1990 to
                                   1995; Director, New Jersey Manufacturers Insurance Company and
                                   the American Gas Association; Member, PNC Bank Regional Advisory
                                   Council; Chairman of the Board of Trustees, Georgian Court
                                   College; Chairman, Jersey Shore Partnership; Director, New Jersey
                                   Alliance For Action; and Trustee, Public Affairs Research
                                   Institute of New Jersey, Inc. and Prosperity New Jersey, Inc.(5)

       [Foster photo]              Chairman, Newfield Exploration Company, an oil and gas
       Joe B. Foster               exploration company, since January 1989; Director, Baker Hughes,
    Director since 1994            Inc., an oil and gas services company and McDermott
           Age 65                  International, Inc., a construction and engineering firm; past
                                   Chairman of the National Petroleum Council and Member,
                                   Independent Petroleum Association of America.

---------------
(5) The Company and/or its subsidiaries maintain a banking relationship with PNC Bank of which Mr. Downes is a member of the Regional Advisory Council. The Company believes that all transactions with this bank were conducted at terms and rates no more favorable than those available to other similarly situated commercial banks. In December, 1997, Mr. Downes (along with three other current or former officers of the Company) entered into a settlement with the Securities and Exchange Commission ("SEC") in which he consented, without admitting or denying the SEC's findings, to an administrative order finding that he was a cause of the Company not fully complying with section 13(a) of the Securities Exchange Act of 1934, as amended, in connection with the Company's reporting of certain 1992 Company subsidiary transactions. No fines or monetary penalties were imposed upon him nor was his ability to act as an officer or director of a public company otherwise limited.

                                DIRECTORS WITH TERMS EXPIRING IN 2002

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [Aversano photo]             President, North America Global Service Provider Division, Lucent
       Nina Aversano               Technologies, a designer, developer and manufacturer of
       Director since              telecommunications systems, software and products, from 1993 to
       September 1998              the present, formerly AT&T Network Systems Division.
           Age 54

      [Coleman photo]              Senior Advisor since November 1999 and formerly President,
     Leonard S. Coleman            National League of Professional Major League Baseball Clubs from
    Director since 1995            March 1994 to that time; Executive Director, Market Development,
           Age 50                  Major League Baseball from December 1991 to March 1994; Vice
                                   President, Investment Banking, Kidder Peabody from 1988 to 1991;
                                   Director, Omnicom Group, Inc., an advertising holding company,
                                   Owens Corning Corp., a glass and plastics manufacturing company,
                                   Avis, Inc., a car rental and leasing company, H. J. Heinz, a manufacturer and marketer of processed food products, Cendant
                                   Corp, a hotel and real estate franchise company and Radio Unica, a radio network.

      [Johnson photo]              Retired. Formerly Director from 1992 through 1995, Vice Chairman
     Lester D. Johnson             and Chief Financial Officer from January 1995 to December 1995,
    Director since 1996            Executive Vice President and Chief Financial Officer from March
           Age 67                  1992 to December 1994, of Consolidated Natural Gas Company.


      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       [Light photo]               CEO, Alden Enterprises, LLC, since January 1996 a consulting
      Dorothy K. Light             company; Corporate Vice President and Secretary from June 1990 to
    Director since 1990            July 1995, The Prudential Insurance Company of America;
           Age 62                  Chairperson, The Prudential Foundation from December 1992 to July
                                   1995, Director, Utility Women's Leadership Conference, and
                                   Trustee and Vice Chairman, Milkweed Editions, a publishing company.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During fiscal 1999, there were nine meetings of the Board of Directors. Except for Ms. Aversano, each director attended no less than 75% of the combined meetings of the Board of Directors and the Committees on which he or she served during the year.

     The Audit Committee, consisting of Nina Aversano, James T. Hackett, Lester
D. Johnson, Dorothy K. Light and Gary W. Wolf (Committee Chair), met four times during fiscal 1999 for the purpose of overseeing management's responsibilities for accounting, internal controls, and financial reporting. While not attempting to verify the results of any specific audit, the Committee did satisfy itself, and ultimately the Board that these functions are being carried out responsibly. The Committee acts to assure itself of the independence of the independent accountants by reviewing each non-audit service rendered or to be rendered by the accountants. After meeting with the independent accountants to review the scope of their examination, fees, and the planned scope of future examinations, the Committee makes a recommendation to the Board for the appointment of an independent accounting firm for the following fiscal year.

     The members of the Corporate Governance Committee are Bruce G. Coe, Leonard
S. Coleman, Joe B. Foster, Hazel S. Gluck, Dorothy K. Light (Committee Chair) and Gary W. Wolf. The purpose of the Committee is to assess Board composition, size, additional skills and talents needed, and make recommendations to the Board regarding those assessments. The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election. This Committee met four times in fiscal 1999. The Corporate Governance Committee will consider qualified nominations for directors recommended by stockholders. Recommendations should be sent to New Jersey Resources Corporation, Office of the Secretary, 1415 Wyckoff Road, P.O. Box 1464, Wall, New Jersey 07719. Any nomination for director should be received by the Secretary on or before November 2, 2000.

     The Executive Committee consists of Bruce G. Coe (Committee Chair), Laurence M. Downes, Lester D. Johnson, Dorothy K. Light, Gary W. Wolf and George
R. Zoffinger. During the interval between meetings of the Board of Directors, the Executive Committee is authorized under the Company's By-Laws to exercise all the powers of the Board of Directors in the management of the Company, unless specifically directed otherwise by the Board or otherwise proscribed by law. This Committee did not meet during fiscal 1999.

     The Financial Policy Committee, consisting of Leonard S. Coleman, Hazel S. Gluck, James T. Hackett, Lester D. Johnson (Committee Chair), John J. Unkles, Jr. and George R. Zoffinger, met five times during fiscal 1999 to review and make recommendations to the Board concerning financing proposals, dividend guidelines, and other corporate financial and pension matters.

     The Management Development and Compensation Committee, consisting of Nina Aversano, Bruce G. Coe, Joe B. Foster, Lester D. Johnson, Dorothy K. Light and George R. Zoffinger (Committee Chair), met twice during fiscal 1999 to oversee the performance and qualifications of senior management, and to review and make recommendations regarding the annual compensation and benefits of all elected officers of the Company and its subsidiaries.

                           REMUNERATION OF DIRECTORS

     Directors who are not officers of the Company or its subsidiaries are compensated as follows: (1) an annual retainer of $14,800 of which $4,000 is paid in Company common stock; (2) a fee of $800 for each Board and committee meeting attended and (3) an annual retainer for each committee chairperson of $5,000. Directors also receive a one-time award of 200 shares and options to purchase 5,000 shares of the Company's common stock. An additional award of options to purchase 1,500 shares of the Company's Common Stock is made annually. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for serving on the Board. All directors are reimbursed for any out-of-pocket expenses incurred in attending Board or committee meetings.

                       REMUNERATION OF EXECUTIVE OFFICERS

            MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

     The Management Development and Compensation Committee (the "Committee") of the Board of Directors consists of six outside, non-employee directors. In addition, as Chairman and Chief Executive Officer of the Company, Mr. Downes is a non-voting, ex officio member of the Committee.

     The Committee's executive compensation philosophy is designed to attract, energize, reward and retain qualified executive personnel who will provide superior results over the long-term and enhance the Company's position in a highly competitive market. The Committee also administers awards under certain of the Company's employee benefit plans. Accordingly, the Committee reviews the performance of the officers of the Company and the Company's subsidiaries, and makes recommendations to the Board with respect to the compensation and benefit programs that are applicable to officers of the Company and/or its subsidiaries.

     The Committee each year has utilized a national compensation consultant to review competitive compensation levels of senior executives in the natural gas industry. Through this process, the Committee identifies the competitive compensation levels, both with respect to base salary and overall executive compensation packages, at the Company's peers. Many, but not all of the compensation peer companies are contained in the Standard and Poor's Utilities Index used in the performance graph on page 13.

     The Committee compares this external data to the base salary and other compensation provided to senior Company executives. In this fashion, the Committee is able to assess and make recommendations to the Board with respect to both individual compensation levels and target performance levels under the Company's Officer Incentive Compensation Plan (the "Incentive Plan").

     Setting compensation levels for each executive officer is based upon the Committee's judgment as well as actual performance against established goals. Individual performance is measured in several specific areas, including the development and execution of annual operating plans, strategic plans, leadership qualities, staff development, change in leadership responsibilities and the individual's specific contributions to corporate objectives which have a significant and positive impact on the Company. Performance of the subsidiary companies is measured by comparing actual achievements to financial and strategic objectives in their annual operating plans. Company performance criteria is also measured yearly to ensure consistency with the corporate vision, mission and strategies. In making compensation decisions for 1999 the Committee reviewed executive accomplishments in total gas throughput, number of new customers, cost of adding a new customer, earnings, expenses, return on equity, market share, operating and net income and the Company's assumption of a leadership role in natural gas-related businesses.

     The Company has established three programs providing for direct compensation of executive officers: the Base Salary Program, the Incentive Plan and the Long-Term Incentive Compensation Plan (the "Long-Term Plan"). The structure of the total executive compensation package is such that when the Company achieves its annual business objectives, the Company's senior executives are expected to receive a level of compensation approximately equivalent to the median compensation paid to executives of the Company's peers.

     Each of these three programs is discussed in greater detail below.

BASE SALARY PROGRAM

     In setting the base salary levels of each executive officer, the Committee considers the base salaries of executive officers in comparable positions in other similarly situated natural gas companies and companies of similar size in other industries. In setting levels, the Company currently targets the 50th percentile of the relevant labor market. The Committee also considers the executive's experience level, time and placement in grade and the actual performance of the executive (in view of the Company's needs and objectives). Changes in compensation are directly dependent upon individual and Company performance. Mr. Downes' 1999 base pay is equivalent to the median compensation for comparable companies.

INCENTIVE PLAN

     Under the Incentive Plan, officers and certain key employees of the Company and New Jersey Natural Gas Company, a wholly-owned subsidiary of the Company ("NJNG"), designated by the Committee, may receive additional cash compensation based upon the Committee's thorough evaluation of the Company's performance against a series of performance objectives. The Committee believes that variable at-risk compensation, both annual and long-term, should make up a significant part of an executive's compensation and that the amount of this compensation component should increase with increasing levels of responsibility. Awards under the Incentive Plan are based upon a percentage of the base salary of each eligible Incentive Plan participant during the year. Threshold, target and maximum incentive award levels are established annually by the Committee for each award group.

     Individual awards are payable based on the executive's attainment of a portfolio of goals including earnings, customer satisfaction and leadership. Incentive award levels provide payments that are at approximately the 60th percentile of the market, which is competitive within the industry when performance results are fully achieved.

     The incentive awards to executive officers for achievements in fiscal 1999 (paid in fiscal 2000), including the incentive of $150,000 made to Mr. Downes, reflect overall results that were at target for the Company and NJNG.

LONG-TERM PLAN

     The Long-Term Plan provides for the award of stock options, (the "Stock Options"), performance units (the "Performance Units"), or restricted stock (the "Restricted Stock") to designated employees. The Committee believes that Performance Units, each unit of which is equal to a share of Common Stock, and Restricted Stock awards provide executives a strong incentive to create earnings that could be the foundation for the payment of dividends and as a focus on stock price appreciation. As the value of the Company's stock is generally considered the strongest indicator of overall corporate performance, awards of Stock Options, which allow the executive to benefit by appreciation in stock price at no direct cost to the Company, and the performance-based Performance Units and Restricted Stock, provide strong incentives to executives by relating a portion of their compensation to the future value of the Company's stock. Additionally, the use of stock-based compensation encourages individuals to act as owners/managers and is an important means of fostering a mutual interest between management and shareholders.

     In 1999, the Committee made two-year awards under the Long-Term Plan in the form of Performance Units and Stock Options for one-quarter and three-quarters of the recipients' total target award value, respectively. Performance Units were valued at fair market value at the time of grant. The Performance Units will only vest upon (i) the attainment of a schedule of performance goals related to total shareholder return as measured against a peer group and (ii) additional service beyond the point when the goal is reached. The higher the ranking of the Company among the peer group, the greater the number of Performance Units that will be earned, up to a maximum of 150% of target. No Performance Units will vest if the Company does not perform in at least the top half of the peer group. Stock Options, valued with the Black-Scholes model, were also granted with an exercise price equal to fair market value at the time of grant. Awards made to executives under the Long-Term Plan, including the award to Mr. Downes, are calibrated to equal the 60th percentile of the competitive market if all awards vest.

OTHER

     Section 162(m) of the Internal Revenue Code (the "Code") provides that executive compensation in excess of $1 million will not be deductible for purposes of corporate income tax unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee intends to continue reliance on performance-based compensation programs. The Committee expects that such programs will be intended to fulfill future corporate business objectives. The Committee currently anticipates that, to the extent practicable and in the Company's best interest, such programs will be designed to satisfy the requirements of Section 162(m) with respect to the deductibility of compensation paid. The Committee recognizes, however, that there may be business considerations that dictate that compensation be paid that is not deductible under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     With the exception of Mr. Downes, who is a non-voting, ex officio member of the Committee, no member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity one of whose executive officers or directors is a director of the Company.

               MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE :

Nina Aversano   Lester D. Johnson
Bruce G. Coe    Dorothy K. Light
Joe B. Foster   George R. Zoffinger

                           SUMMARY COMPENSATION TABLE

  ------------------------------------------------------------------------------------------------------------
                                                         ANNUAL         COMPENSATION AWARDS
                                                      COMPENSATION
                                                    -----------------   -------------------   ALL OTHER
                                                    SALARY     BONUS    RESTRICTED   OPTIONS  COMPENSATION**
  NAME AND PRINCIPAL POSITION                YEAR*    ($)       ($)      STOCK        (#)        ($)
  -----------------------------------------  ----   -------   -------   ----------   ------   ----------------
  Laurence M. Downes.......................  1999   336,731   135,000        --      90,000        3,200
  Chairman, Chief Executive                  1998   293,984   108,030        --          --        3,200
    Officer and President                    1997   276,408    70,000     4,185      18,256        3,363
  Glenn C. Lockwood........................  1999   162,550    47,093        --      30,000        4,877
  Senior Vice President &                    1998   150,123    46,450        --          --        4,503
    Chief Financial Officer                  1997   134,146    25,000     1,740       7,589        4,024
  Timothy C. Hearne........................  1999   149,337    31,064        --      10,000        4,480
  Senior Vice President, Financial &         1998   144,623    35,180        --          --        4,338
    Administrative Services, NJNG            1997   125,998    18,176     1,630       7,111        3,647
  Joseph P. Shields........................  1999   139,612    48,065        --      20,000        4,188
  Senior Vice President, Energy              1998   131,431    42,400        --          --        3,942
    Services, NJNG                           1997   119,146    30,000     1,227       5,350        3,588
  Gary A. Edinger..........................  1999   139,540    34,024        --      10,000        4,186
  Senior Vice President, Energy              1998   133,800    37,965        --          --        2,972
    Delivery, NJNG                           1997   127,969    13,632     1,319       5,751        3,095

---------------
* For fiscal year ended September 30.
** Represents the Company's matching contributions under the Employee's
   Retirement Savings Plan (the "Savings Plan").

                       OPTION GRANTS IN 1999 FISCAL YEAR*

                                                         INDIVIDUAL GRANTS
                                                                                 POTENTIAL REALIZABLE
                             NUMBER OF     PERCENT OF                              VALUE AT ASSUMED
                             SECURITIES      TOTAL                               ANNUAL RATES OF STOCK
                             UNDERLYING     OPTIONS                               PRICE APPRECIATION
                              OPTIONS      GRANTED TO    EXERCISE                   FOR OPTION TERM
                              GRANTED     EMPLOYEES IN    PRICE     EXPIRATION   ---------------------
 NAME                           (#)       FISCAL YEAR     ($/SH)       DATE       5% ($)      10% ($)
 ----                        ----------   ------------   --------   ----------   ---------   ---------
 Laurence M. Downes........    90,000         29.3%      36.9375     01/26/09    2,090,666   5,298,189
 Glenn C. Lockwood.........    30,000          9.8%      36.9375     01/26/09      696,889   1,766,063
 Timothy C. Hearne.........    10,000          3.3%      36.9375     01/26/09      232,296     588,688
 Joseph P. Shields.........    20,000          6.5%      36.9375     01/26/09      464,592   1,177,375
 Gary A. Edinger...........    10,000          3.3%      36.9375     01/26/09      232,296     588,688

* Options vest twenty five percent each year beginning on the first anniversary of the date of the grant.

                AGGREGATED OPTION EXERCISES IN 1999 FISCAL YEAR*
                       AND FISCAL YEAR-END OPTION VALUES


                                                                                        VALUE OF
                                                                                       UNEXERCISED
                                   SHARES                        NUMBER OF            IN-THE-MONEY
                                   ACQUIRED ON    VALUE       UNEXERCISED OPTIONS        OPTIONS
                                   EXERCISE       REALIZED    AT FISCAL YEAR-END        AT FISCAL
  NAME                              (#)           ($)               (#)               YEAR-END ($)
  -----                            ----------     -------
                                                                 EXERCISABLE/         EXERCISABLE/
                                                                 UNEXERCISABLE        UNEXERCISABLE
  Laurence M. Downes.............      --           --          42,723/110,000       505,393/520,625
  Glenn C. Lockwood..............      --           --           13,233/35,500       141,853/159,250
  Timothy C. Hearne..............      --           --           11,978/13,333        129,794/71,454
  Joseph P. Shields..............      --           --            6,767/22,833         60,158/95,954
  Gary A. Edinger................      --           --           12,107/14,667        140,846/87,796

              LONG-TERM INCENTIVE PLAN AWARDS IN 1999 FISCAL YEAR*

                                                                NUMBER OF    PERFORMANCE
                                                               PERFORMANCE     PERIOD
                                                                  UNITS         UNTIL
 NAME                                                              (#)         PAYOUT
 ----                                                          -----------   -----------
 Laurence M. Downes..........................................     4,200       10/01/01
 Glenn C. Lockwood...........................................       800       10/01/01
 Timothy C. Hearne...........................................       400       10/01/01
 Joseph P. Shields...........................................       400       10/01/01
 Gary A. Edinger.............................................       400       10/01/01

* Performance Units, which represent a share of Common Stock, were awarded pursuant to the Long-Term Plan on 1/27/99. The Performance Units will only vest if the Company's total shareholder return ranks in the 50th percentile as measured against its peer group. The higher the Company's ranking, the greater the number of Performance Units that will be earned, up to a maximum of 150% of the grant, plus an equivalent number of units that reflect accrued reinvested dividends on the total ("Possible Total"). If the performance goal is met, each executive will receive 50% of the Possible Total on 10/01/01. The remaining 50% will be paid out on 10/01/02 if the executive is still employed by the Company.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *

                                                       THE COMPANY                S&P UTILITIES                  S&P 500
                                                       -----------                -------------                  -------
9/94                                                     100.00                      100.00                      100.00
9/95                                                     130.77                      127.52                      129.64
9/96                                                     149.24                      137.01                      155.90
9/97                                                     181.84                      156.64                      218.89
9/98                                                     208.95                      203.21                      238.63
9/99                                                     245.17                      200.93                      304.87

---------------
* Assumes $100 invested on September 30, 1994, in the Company stock, the S&P Utility Index and the S&P 500 Index. Cumulative total return includes reinvestment of dividends.

                                RETIREMENT PLANS

     The following table sets forth estimated annual benefits payable upon retirement (including amounts attributable to the Plan for Retirement Allowances for Non-Represented Employees (the "Plan") and any other defined benefit supplementary or excess pension award plans) in specified compensation and years of service classifications, and assumes a reduction of approximately 10% which is applied to married employees in order to provide the spouse a survivor's annuity of 50% of the employee's reduced retirement benefit:

                               PENSION PLAN TABLE

                           YEARS OF CREDITED SERVICE

COMPENSATION             10        15         20         25         30         35         40         45
------------           -------   -------   --------   --------   --------   --------   --------   --------
$125,000.............  $16,825   $25,238   $ 33,650   $ 42,063   $ 50,475   $ 58,888   $ 65,919   $ 72,951
 150,000.............   20,538    30,806     41,075     51,344     61,613     71,881     80,319     88,756
 175,000.............   24,250    36,375     48,500     60,625     72,750     84,875     94,719    104,563
 200,000.............   27,963    41,944     55,925     69,906     83,888     97,869    109,119    120,369
 225,000.............   31,675    47,513     63,350     79,188     95,025    110,863    123,519    136,176
 250,000.............   35,388    53,081     70,775     88,469    106,163    123,856    137,919    151,981
 275,000.............   39,100    58,650     78,200     97,750    117,300    136,850    152,319    167,788
 300,000.............   42,813    64,219     85,625    107,031    128,438    149,844    166,719    183,594
 325,000.............   46,525    69,788     93,050    116,313    139,575    162,838    181,119    199,401
 350,000.............   50,238    75,356    100,475    125,594    150,713    175,831    195,519    215,206
 375,000.............   53,950    80,925    107,900    134,875    161,850    188,825    209,919    231,013
 400,000.............   57,663    86,494    115,325    144,156    172,988    201,819    224,319    246,819

     For the five executives named in the Summary Compensation Table, compensation covered by the Plan equals their 5 year average Base Salary.

     The number of years of credited service at normal retirement for the named executive officers are as follows:

                                                             YEARS OF
NAME                                                     CREDITED SERVICE
----                                                     ----------------
Laurence M. Downes.....................................         37
Glenn C. Lockwood......................................         38
Timothy C. Hearne......................................         36
Joseph P. Shields......................................         39
Gary A. Edinger........................................         43

     Benefits are computed on a straight life, annuity basis. The benefits listed in the above table are not subject to deduction for Social Security or other amounts.

     To the extent benefits that would otherwise be payable to an employee under the Company's Savings Plan exceed the specified limits on such benefits imposed by the Code, the Company intends to pay such excess benefits to the employee at the time the employee receives payment under the Plan. These excess benefit payments would be made from the general funds of the Company. As of September 30, 1999, no employee of the Company would have been entitled to payments for benefits in excess of the Code limits under this policy.

     The Company has supplemental retirement agreements ("Supplemental Retirement Agreements") with Messrs. Downes, Lockwood, Hearne, Shields and Edinger and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the total maximum amounts currently payable to Messrs. Downes, Lockwood, Hearne, Shields and Edinger under their respective Supplemental Retirement Agreements would be $250,000 for Mr. Downes and $125,000 for each of the remaining four officers named in the Summary Compensation Table.

                         CHANGE OF CONTROL ARRANGEMENTS

     Under the Long-Term Plan, in the event of a Change of Control (as defined therein) of the Company, the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder.

     Pursuant to the Supplemental Retirement Agreements of Messrs. Downes, Lockwood, Hearne, Shields and Edinger, in the event of a change of control of the Company, the right to the amounts payable to each of them thereunder becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. Change of Control of the Company is defined in the Supplemental Retirement Agreements as a reportable change of control under the proxy rules of the SEC, including the acquisition of a 30% beneficial voting interest in the Company, or a change in any calendar year in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the year.

     The Company has entered into agreements with each of the five executives named in the Summary Compensation Table that provide each such executive certain rights in the event that his or her employment with the Company is terminated within three years following the occurrence of a Change of Control (i) by the Company without "Cause" (i.e., conviction of a felony, gross neglect, willful malfeasance or willful gross misconduct which has had a material adverse effect on the Company or repeated material willful violations of the executive's duties which result in material damage to the Company) or (ii) by the executive for "Good Reason" (e.g., due to a material breach of the agreement by the Company, including, without limitation, a material adverse change in executive's position or responsibilities or a reduction of the executive's compensation). Subject to the limitation described below, upon either such termination of employment, the executive will receive three times, in the case of Mr. Downes, and two times, in all other cases, the sum of (x) his or her then annual base salary and (y) the average of his or her annual bonuses with respect to the last three calendar years ended prior to the Change of Control. The agreements further provide that, if any such executive is subject to the so-called "golden parachute" excise tax imposed under Section 4999 of the Code, the Company shall make an additional payment to the executive in an amount sufficient to place the executive in the same after-tax position as if no such excise taxes had been imposed. For purposes of these agreements, a "Change of Control" generally means (i) the acquisition by any person of beneficial ownership of securities representing 25% or more of the combined voting power of the Company's securities; (ii) within any 24-month period, the persons who were directors of the Company immediately before such period (the "Incumbent Directors") and directors whose nomination or election is approved by two-thirds of the Incumbent Directors and directors previously approved by the Incumbent Directors ceasing to constitute a majority of the Board or (iii) the stockholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, as a result of which the stockholders of the Company immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in such agreements) of the acquiring or surviving corporation.

                           PROPOSED AMENDMENT TO THE
                     LONG-TERM INCENTIVE COMPENSATION PLAN

                            [ITEM (2) ON PROXY CARD]

                                     ITEM 2

     On November 17, and November 30, 1999, the Board of Directors adopted, subject to approval of the stockholders at the Meeting, amendments to the Company's Long-Term Plan. The text of the Long-Term Plan, as proposed to be amended is set forth in Appendix A.

     Under the Long-Term Plan, 750,000 shares previously were authorized for issuance to participants. All full time employees of the Company and its subsidiaries currently are eligible to participate. There are no limits on the number of options a participant may receive under the Long-Term Plan on an annual basis. Additionally, certain types of amendments require stockholder approval. The proposed amendments would increase from 750,000 to 1,500,000 the number of shares of the Company's Common Stock authorized for awards under the Long-Term Plan (there are, as of the date of this Statement, 26,055 of the previously authorized 750,000 shares still available for issuance). The amendments also would make all part-time employees eligible to participate in the Long-Term Plan, and would limit the number of options that may be issued under the Long-Term Plan to any participant to 200,000 annually. Finally, under the proposed changes, the Board of Directors of the Company would be permitted to amend the Long-Term Plan, unless any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the common stock may be listed requires stockholder approval, or the amendment would have a material effect on any previously granted award.

                       DESCRIPTION OF THE LONG-TERM PLAN

GENERAL

     The purpose of the Long-Term Plan is to attract and retain executives and employees of outstanding ability by motivating executives and other employees, by means of performance related incentives, to achieve long range performance goals, thereby enabling the Company's employees to participate in the Company's long-term growth and financial success.

     Eligibility to participate in the Long-Term Plan is currently limited to full-time employees of the Company. If the proposed Long-Term Plan amendments are adopted, all part-time employees of the Company and its subsidiaries will be participants in the Long-Term Plan eligible to receive awards granted thereunder (such employees are referred to as "Participants").

     Pursuant to the Long-Term Plan, the Management Development and Compensation Committee (the "Committee"), in its sole discretion, may make grants of Stock Options, Performance Units or Service Awards to Participants. Although awards under the Long-Term Plan were initially made in the form of Service Awards, beginning in fiscal 1992 (awarded in fiscal 1993) the Committee has made awards in the form of Stock Options and Performance Units which it believes can be more directly linked to the Company's performance.

STOCK OPTIONS

     Stock Options may be either incentive stock options or non-qualified stock options. In the case of incentive stock options, the terms and conditions of the grant are subject to and must comply with such limitations as may be prescribed by section 422(b) (7) of the Internal Revenue Code of 1986.

     The Committee determines the Participants to whom Stock Options to purchase shares of the Company's Common Stock will be granted, the number of shares covered by each Stock Option and the conditions or limitations applicable to the exercise of the Stock Option. At the time each Stock Option is granted, the Committee also determines the price at which it may be exercised, provided that the exercise price may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant, and any other terms and conditions regarding the exercise thereof. Fair market value means either (1) the average of the high and low sales prices of the Common Stock, or (2) the closing price of the Common Stock, on the date on which it is to be valued as reported for New York Stock Exchange -- Composite Transactions. If the Long-Term Plan amendments are adopted, the Committee will be limited to awarding no more than 200,000 shares annually to any participant.

PERFORMANCE UNITS

     Performance Units represent a contingent award of a fixed or variable dollar amount or may be made equal to a share of Common Stock. The Committee establishes objectives for the Company and/or its subsidiaries for the purpose of determining the extent to which Performance Units which have been contingently awarded have been earned (the "Performance Goals"). The Committee also establishes the period of years during which the performance of the Company and its subsidiaries is measured for the purpose of determining the extent to which an award of Performance Units has been earned (the "Performance Cycle").

     The Committee has sole and complete authority to determine the recipients of Performance Units, the number of units for each Performance Cycle, the duration of each Performance Cycle and the value or valuation methodology of each Performance Unit.

     The Committee establishes Performance Goals for each Performance Cycle on the basis of such criteria as the Committee may from time to time select. It also determines the number of Performance Units earned on the basis of performance in relation to the established Performance Goals. Payment for Performance Units is made in cash or shares of Company Common Stock, in such proportions as the Committee determines. Participants who earn Performance Units may be offered the opportunity to defer receipt of payment for the Performance Units under terms established by the Committee.

SERVICE AWARDS

     Service Awards represent shares of Company Common Stock, contingently granted, based on continued service to the Company and/or its subsidiaries for a specified period.

     The Committee has sole and complete authority to determine the Participants to whom Service Awards will be granted, the number of shares to be granted, the duration of the period of years selected by the Committee during which a Service Award may be forfeited (the "Restricted Period"), the conditions under which the Service Award may be forfeited to the Company in the event the Participant ceases to be an employee during the Restricted Period (other than in the cases of death, disability or retirement) and other terms and conditions of the Service Award.

     During the Restricted Period, shares granted pursuant to a Service Award may not be sold, assigned, transferred, pledged or otherwise encumbered by Participants.

OTHER PROVISIONS

     A total of 750,000 shares of Common Stock were reserved for issuance pursuant to the Long-Term Plan of which 26,055 shares remain available for award. If the proposed Long-Term Plan amendments are adopted, the total number of reserved shares will increase to 1,500,000, of which 776,055 will remain available. In the event that (1) a Stock Option expires or is terminated unexercised as to any shares covered thereby, or (2) shares are forfeited for any reason under the Long-Term Plan, such shares shall thereafter be again available for issuance pursuant to the Long-Term Plan.

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common stockholders other than normal cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Long-Term Plan, including the number of outstanding stock options and the option price thereof, and the number or outstanding awards of other types.

     In order to maintain the Participants' rights in the event of a Change of Control (defined below) of the Company, the Board, in its sole discretion, may, either at the time an award is made or at any time prior to or simultaneously with a Change of Control (1) provide for the acceleration of any time periods relating to the exercise or realization of such awards so that such awards may be exercised or realized in full on or before a date fixed by the Board; (2) provide for the purchase of such awards, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such rights had such awards been currently exercisable or payable; (3) make such adjustment to the awards then outstanding as the Board deems appropriate to reflect such transaction or change; or (4) cause the awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such change. The Board may, in its discretion, include such further provisions and limitations in any agreement entered into with respect to an award as it may deem equitable and in the best interests of the Company. A "Change of Control" is deemed to have occurred if
(1) absent prior approval by the Board, thirty (30%) percent or more of the Company's outstanding securities entitled to vote in elections of directors shall be beneficially owned, directly or indirectly, by any person, entity or group; or (2) individuals currently constituting the Board (or the successors of such individuals nominated by a Board of Directors on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board.

     The Company may deduct from all amounts paid in cash (whether under the Long-Term Plan or otherwise) any taxes required by law to be withheld with respect to an award. In the case of payments of awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Company may retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock which fair market value equals the amount required to be withheld.

     The Board may amend, suspend or terminate the Long-Term Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval which shall (1) increase (except as provided in Section I.E(b) of the Long-Term Plan) the total number of shares of Common Stock reserved for issuance pursuant to the Long-Term Plan; (2) change the class of employees eligible to be Participants; (3) decrease the minimum option prices stated in the Long-Term Plan (other than to change the manner of determining fair market value to conform to any then applicable provision of the Internal Revenue Code or regulations thereunder); or (4) withdraw the administration of the Long-Term Plan from a committee consisting of three or more members, each of whom is a disinterested person (as defined in the Long-Term Plan). The Committee may also amend the Long-Term Plan as necessary to have the Long-Term Plan conform with applicable laws. If the proposed Long-Term Plan amendments are adopted, Stockholder approval no longer will be required before the Board of Directors may amend, suspend or terminate the Long-Term Plan, unless a stockholder vote is required by law.

     The Committee may amend, modify or terminate any outstanding award without the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Long-Term Plan, including without limitation, (A) to change the date or dates as of which (1) a Stock Option becomes exercisable, (2) a Performance Unit is deemed earned, or (3) a Service Award becomes nonforfeitable; or (B) to cancel and reissue an award under such different terms and conditions as it determines appropriate.

     Awards may provide the Participant with (1) dividends or dividend equivalents and voting rights prior to either vesting or earnout; and (2) to the extent determined by the Committee, cash payments in lieu of all or any portion of an award.

     During fiscal year 1999, options to purchase a total of 307,537 shares were awarded under the Long-Term Plan to all employees of the Company and its subsidiaries as a group.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this item.

                THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                 THE PROPOSED AMENDMENTS TO THE LONG-TERM PLAN

                            APPOINTMENT OF AUDITORS

                            [ITEM (3) ON PROXY CARD]

                                     ITEM 3

     It is intended that the shares represented by the proxy holders will be voted for approval of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as independent public accountants (auditors) to report to the stockholders on the financial statements of the Company for the fiscal year ending September 30, 2000. Each professional service performed by Deloitte & Touche LLP during fiscal 1999 was approved in advance or was subsequently approved and the possible effect on the auditors' independence was considered by the Audit Committee. The Audit Committee has recommended, and the Board of Directors has approved, the appointment of Deloitte & Touche LLP subject to the approval of the stockholders at the Meeting. Although submission of the appointment of independent public accountants to stockholders is not required by law, the Board of Directors, consistent with its past policy, considers it appropriate to submit the selection of auditors for stockholder approval. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the stockholders do not approve the selection of Deloitte & Touche LLP, but would reconsider its selection in light of the stockholders' action.

                THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                    THE APPOINTMENT OF DELOITTE & TOUCHE LLP

                            EXPENSES OF SOLICITATION

     All expenses of soliciting proxies, including clerical work, printing, and postage will be paid by the Company. Proxies may be solicited personally, or by mail, telephone, facsimile, or telegraph, by officers and other regular employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay Corporate Investor Communications a fee of $6,000 plus reasonable expenses for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to beneficial owners and obtaining their proxies.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting must be received by the Company on or before August 19, 2000 to be considered for inclusion in the Company's Proxy Statement and for consideration at that meeting. Stockholders submitting such proposals are required to be the beneficial owners of shares of the Company's Common Stock amounting to at least $2,000 in market value and to have held such shares for at least one year prior to the date of submission. Stockholder proposals submitted to the Company outside the processes of Rule 14a-8 of the Exchange Act (i.e., the procedures for placing a stockholder's proposal in the Company's proxy materials) with respect to the Company's 2001 annual meeting of stockholders will be considered untimely if received by the Company after November 2, 2000. Accordingly, the proxy with respect to the Company's 2001 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposals received by the Company after such date.

                                 OTHER BUSINESS

     The Board does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By Order of the Board of Directors

                                          OLETA J. HARDEN
                                          Secretary

Dated: December 22, 1999

                        NEW JERSEY RESOURCES CORPORATION

                     LONG-TERM INCENTIVE COMPENSATION PLAN
                    (AS AMENDED, EFFECTIVE OCTOBER 1, 1999)

                             I.  GENERAL PROVISIONS

A. PURPOSES

     The purpose of the Long-Term Incentive Compensation Plan (the "Plan") of the New Jersey Resources Corporation (the "Company") is to promote the interests of the Company and its stockholders by (1) attracting and retaining employees of outstanding ability; (2) strengthening the Company's capability to develop, maintain and direct a competent management team; (3) motivating employees, by means of performance-related incentives, to achieve long-range performance goals; (4) providing incentive compensation opportunities which are competitive; and (5) enabling employees to participate in the long-term growth and financial success of the Company.

B. DEFINITIONS

     Award -- means a grant or award under Sections II through IV, inclusive, of the Plan.

     Board of Directors -- means the Board of Directors of the Company.

     Code -- means the Internal Revenue Code of 1986, as amended from time to time.

     Committee -- means the Compensation and Benefits Committee of the Board of Directors, or such other committee of the Board of Directors as may from time to time be designated to administer the Plan.

     Common Stock -- means the common stock, $2.50 par value, of the Company.

     Corporation -- means the Company, its Divisions and Subsidiaries.

     Disability Date -- means the date on which a Participant is deemed totally and permanently disabled under the long-term disability plan of the Corporation applicable to the Participant.

     Disinterested Person -- has the meaning set forth in Rule 16b-3(d) (3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

     Employee -- means any full-time or part-time employee of the Corporation.

     Fair Market Value -- means, as the Committee shall determine, either (1) the average of the high and low sales prices of the Common Stock, or (2) the closing price of the Common Stock, on the date on which it is to be valued hereunder as reported for New York Stock Exchange-Composite Transactions.

     Participant -- means an Employee who is selected by the Committee to receive an Award under the Plan.

     Performance Cycle or Cycle -- means the period of years selected by the Committee during which the performance of the Corporation is measured for the purpose of determining the extent to which an award of Performance Units has been earned.

     Performance Goals -- means the objectives for the Corporation established by the Committee for a Performance Cycle, for the purpose of determining and measuring the extent to which Performance Units, which have been contingently awarded for such Cycle, have been earned.

     Performance Units -- means a fixed or variable dollar or Common Stock share denominated Unit contingently awarded under Section III of the Plan.

     Restricted Period -- means the period of years selected by the Committee during which a Service Award may be forfeited to the Company.

     Retirement -- means retirement on a normal, early or postponed retirement date within the meaning of the pension plan of the Corporation applicable to the Participant.

     Service Award -- means such number of shares of Common Stock contingently granted, based on continued service for a specified period, to a Participant under Section IV of the Plan.

     Subsidiary -- means any corporation in which the Company owns directly or indirectly fifty (50%) percent or more of the total combined voting power of all classes of its stock having voting power.

C. ADMINISTRATION

     The Plan shall be administered by the Committee, which shall at all times consist of three or more members, each of whom is a Disinterested Person. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee's decisions are binding upon all parties.

D. ELIGIBILITY

     All Employees are eligible to be Participants in the Plan. Notwithstanding the foregoing no member of the Committee shall be eligible to receive an Award during such member's term of membership on the Committee.

E. SHARES RESERVED

     a. There shall be reserved for issuance pursuant to the Plan a total of 1,500,000 (One Million Five Hundred Thousand) shares of Common Stock. In the event that (1) a stock option granted hereunder expires or is terminated unexercised as to any shares covered thereby, or (2) shares are forfeited for any reason under the Plan, such shares shall thereafter be again available for issuance pursuant to the Plan.

     b. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off; combination or exchange of shares or other corporate change, or any distributions to common shareholders other than normal cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding stock options and the option price thereof, and the number of outstanding Awards of other types.

F. CHANGE OF CONTROL

     In order to maintain the Participants' rights in the event of Change of Control of the Company, as hereinafter defined, the Board of Directors, in its sole discretion, may, either at the time an Award is made hereunder or at any time prior to or simultaneously with a Change in Control (1) provide for the acceleration of any time period relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Board of Directors; (2) provide for the purchase of such Awards, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such rights had such Awards been currently exercisable or payable; (3) make such adjustment to the Awards then outstanding as the Board of Directors deems appropriate to reflect such transaction or change; or (4) cause the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such change. The Board of Directors may, in its discretion, include such further provisions and limitations in any agreement entered into with respect to an Award as it may deem equitable and in the best interests of the Company.

     A "Change of Control" shall be deemed to have occurred if (1) absent prior approval by the Board of Directors, thirty (30%) percent or more of the Company's outstanding securities entitled to vote in elections of directors shall be beneficially owned. directly or indirectly, by any person, entity or group; or (2) individuals currently constituting the Board of Directors (or the successors of such individuals nominated by a Board of Directors on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board of Directors.

G. WITHHOLDING

     The Corporation shall have the right to deduct from all amounts paid in cash (whether under this Plan or otherwise) any taxes required by law to be withheld with respect to an Award. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Corporation the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Corporation shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. The Committee shall require that, with respect to any such election by a person who is an officer or director of the Company within the meaning of Section 16 under the Securities Exchange Act of 1934, as amended: (1) such election must be made more than 6 months prior to the earlier of (a) the earliest date upon which the Award vests or becomes exercisable and (b) the earliest date on which such withholding is required to be made pursuant to the Internal Revenue Code of 1986, as amended; (2) such election must be irrevocable; and (3) such election shall be subject to disapproval by the Committee.

H. NONTRANSFERABILITY

     No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, pledge, encumbrance, obligation or liability of or in favor of the Participant or any other person or entity.

I. NO RIGHT TO EMPLOYMENT

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation. Further, the

Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

J. CONSTRUCTION OF THE PLAN

     The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of New Jersey.

K. AMENDMENT

     The Board of Directors may amend, alter suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's shareholders not later than the annual meeting next following such Board of Directors action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board of Directors may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board of Directors action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

L. DIVIDENDS, EQUIVALENTS AND VOTING RIGHTS; CASH PAYMENTS

     Awards may provide the Participant with (1) dividends or dividend equivalents and voting rights prior to either vesting or earnout; and (2) to the extent determined by the Committee, cash payments In lieu of all or any portion of an Award.

M. EFFECTIVE DATE

     The Plan shall be effective as of October 1, 1999 (subject to approval by vote of the Company's stockholders), and shall remain in effect until terminated by the Board of Directors.

                               II.  STOCK OPTIONS

A. AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom options shall be granted, the number of shares to be covered by each such option, provided that in no event may the number of shares covered by the options to be issued to any one Employee during any plan year exceed 200,000 (Two Hundred Thousand), and the conditions and limitations, if any, in addition to those set forth in Section II.C hereof, applicable to the exercise of each such option. The Committee shall have the authority to grant both incentive stock options and non-qualified stock options, except that incentive stock options shall only be granted to Participants who are employees of the Company or a Subsidiary. In the case of incentive stock options, the terms and conditions of such options shall be subject to and comply with the grant and vesting limitations as may be prescribed by
Section 422 of the Code, as from time to time amended, and any implementing regulations.

B. OPTION PRICE

     The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than one hundred (100%) percent of the Fair Market Value of the Common Stock on the date of grant, The option price shall be subject to adjustment in accordance with the provisions of
Section I.E.(b) hereof.

C. EXERCISE OF OPTIONS

     a. The Committee may determine that any stock option shall become exercisable in installments and may determine that the right to exercise such stock option as to such installments shall expire on different dates or on the same date; provided that no such stock option shall be exercisable by Participants who are officers or directors of the Company for purposes of
Section 16 of the Securities Exchange Act of 1934 prior to six (6) months following the date of grant except as otherwise permitted under the Plan. Incentive stock options may not be exercisable later than ten years after their date of grant.

     b. In the event a Participant ceases to be an Employee with the consent of the Committee, or upon the occurrence of a Participant's death, Retirement or Disability Date, such Participant's Stock Options shall be exercisable at any time during such period as may be established by the Committee. If a Participant ceases to be an Employee for any other reason, such Participant's rights under all stock options shall terminate upon the expiration of ninety days next following the effective date of such Participant's termination of employment.

     c. Each Stock Option shall be confirmed by a stock option agreement executed by the Company and by the Participant. The option price of each share as to which an option is exercised shall be paid in full by the Participant at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock valued at Fair Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, by a combination of cash and shares of Common Stock, or by such other arrangement as the Committee may determine.

     d. Each option agreement shall provide that the option shall not be assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution, that no right or interest of any Participant thereunder shall be subject to any lien, pledge, encumbrance. obligation or liability of or in favor of the Participant or any other person or entity, and that such option shall be exercisable only by the Participant during the Participant's lifetime or upon the Participant's death, by such Participant's estate or other legal representative, in accordance with the terms of such option agreement.

                            III.  PERFORMANCE UNITS

A. AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine (i) the Employees who shall receive Performance Units and the number of Units awarded for each Performance Cycle; (ii) the duration of each Performance Cycle; and (iii) the value of or valuation methodology for each Performance Unit. Performance Units may be denominated in fixed or variable dollar amounts, or may be made equal to one or more shares of Common Stock. There may be more than one

Performance Cycle in existence at any one time, and the duration of such Performance Cycles may differ, as determined by the Committee.

B. OPTION PRICE

     The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation or changes in applicable tax laws or accounting principles.

C. TERMS AND CONDITIONS

     The Committee shall determine the number of Performance Units which have been earned on the basis of the Corporation's performance in relation to the established Performance Goals. Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Performance Cycle. Payment for Performance Units shall be in (1) cash. or
(2) shares of Common Stock, in such proportions as the Committee shall determine. Prior to the time Performance Units are earned, Participants may be offered the opportunity to defer receipt of payment for earned Performance Units under terms established by the Committee; provided, however, that such election by a Participant who is an officer or director of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, must be made prior to the time such Performance Units are earned and must be irrevocable.

D. TERMINATION OF EMPLOYMENT

     A Participant must be an Employee at the end of a Performance Cycle in order to be entitled to payment of Performance Units in respect of such Cycle; provided, however, that in the event a Participant ceases to be an Employee with the consent of the Committee before the end of such Cycle, or upon the occurrence of a Participant's death, Retirement or Disability Date prior to the end of such Cycle, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Corporation during the Cycle, may authorize payment to such Participant (or the Participant's legal representative) of all or a portion of the Performance Units deemed by the Committee to have been earned by the Participant to the date of termination.

                              IV.  SERVICE AWARDS

A. AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Service Awards shall be granted, the number of shares of Common Stock to be granted to each Participant, the duration of the Restricted Period during which, and the conditions under which, the Service Award may be forfeited to the Company, and the terms and conditions of the Award. Such determinations shall be made by the Committee at the time of the grant.

B. TERMS AND CONDITIONS

     Shares of Common Stock subject to a Service Award may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as herein provided, during the Restricted Period. Certificates issued in respect to such Awards shall be registered in the name of the Participant and deposited by the

Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant. The Committee may further require that an appropriate legend be inserted on the certificate indicating the restrictions imposed hereunder and such other restrictions as may exist on the transferability of the shares represented thereby.

C. TERMINATION OF EMPLOYMENT

     In the event a Participant ceases to be an Employee with the consent of the Committee during the Restricted Period, or upon the occurrence of a Participant's death, Retirement or Disability Date during the Restricted Period, the restrictions imposed hereunder shall lapse with respect to such number of shares of Common Stock granted as Service Awards, if any, shall be determined by the Committee. In the event a Participant ceases to be an Employee for any other reason during the Restricted Period, all shares of stock granted as Service Awards and not yet earned shall thereupon be forfeited to the Company.

                                                                      NJRC-PS-00

                                  DETACH HERE


NJR879

                                     PROXY


                        NEW JERSEY RESOURCES CORPORATION


                       1415 Wyckoff Road, Wall, NJ 07719


                 Solicited on behalf of the BOARD OF DIRECTORS
                  for the 2000 Annual Meeting of Stockholders


The undersigned hereby appoints Oleta J. Harden, with ful power of substitution, proxy to represent the undersigned at the Annual Meeting of Stockholders of New Jersey Resources Corporation to be held at 10:30 a.m. local time, on Wednesday, January 26, 2000 at the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733 and at any adjournment thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on the reverse side of this card to vote the shares of stock allocated to the account of the undersigned.


 -------------                                              -------------
| SEE REVERSE | CONTINUED AND TO BE SIGNED ON REVERSE SIDE | SEE REVERSE |
|    SIDE     |                                            |    SIDE     |
 -------------                                              -------------

New Jersey Resources Corporation
1415 Wyckoff Road
Wall, NJ 07719

--------------------                           -------------------
| Vote by Telephone |                          | Vote by Internet |
--------------------                           -------------------

It's fast, convenient, and immediate!          It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone           vote is immediately confirmed
1-877-PRX-VOTE (1-877-779-8683).               and posted.


Follow these four easy steps:                 Follow these four easy steps:

1. Read the accompanying Proxy                 1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.           Statement/Prospectus and
                                                  Proxy Card.

2. Call the toll-free number                   2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683). For           http://www.eproxyvote.com/njr
   shareholders residing outside the United
   States call collect on a touch-tone phone   3. Enter your 14-digit Voter
   1-201-536-8073.                                Control Number located on
                                                  your Proxy Card above your
3. Enter your 14-digit Voter Control Number       name.
   located on your Proxy Card above your name.
                                               4. Follow the instructions
4. Follow the recorded instructions                provided.

Your vote is important!                    Your vote is important!
Call 1-877-PRX-VOTE anytime!               Go to http://www.eproxyvote.com/njr
                                           anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

NJR67A                                      DETACH HERE

    Please mark
[X] votes as in
    this example.

                                            FOR  AGAINST  ABSTAIN
                                            [ ]    [ ]      [ ]

1. Election of Directors                 2. To amend the Company's Long-Term
   Nominees: (01) Hazel S. Gluck,           Incentive Compensation Plan
             (02) James T. Hackett,         (the "Plan") to: (a) increase
             (03) Gary W. Wolf,             from 750,000 to 1,500,000 the
             (04) George R. Zoffinger       number of shares of the Company's
                                            Common Stock authorized for
     FOR  [ ]    [ ] WITHHELD FROM ALL      awards thereunder; (B) include
     ALL             NOMINEES               all part-time employees as
   NOMINEES                                 participants eligible to receive
                 [ ] MARK HERE IF YOU       awards thereunder; (c) limit the
                     PLAN TO ATTEND         number of options that may be
                     THE MEETING            issued under the Plan to any
                                            participant to 200,000 annually;
                 [ ] MARK HERE              and (d) permit the Board of
                     FOR ADDRESS            Directors of the Company to
                     CHANGE AND             amend, suspend or terminate the
                     NOTE BELOW             Plan or any portion thereof at
                                            any time, without a vote of
                                            stockholders, unless such a vote
                                            is required by law.
[ ]
  -----------------------------------
   For all nominees except as note above      FOR  AGAINST  ABSTAIN
                                              [ ]    [ ]      [ ]

                                           3. To approve the retention of
                                              Deloitte & Touche, LLP as auditors
                                              for the fiscal year ending
                                              September 30, 2000.

                                           4. To transact any other business
                                              that may properly be brought
                                              before the meeting or any
                                              adjournment or adjournments
                                              thereof.

                                           Unless otherwise Indicated, this
                                           proxy will be voted "FOR" all
                                           nominees for election as directed and
                                           "FOR" the proposals referred to
                                           herein.

                                           In case of joint owners, each owner
                                           should sign. When signing in a
                                           fiduciary or representative capacity,
                                           please give full title as such.
                                           Proxies executed by a corporation
                                           should be signed in full corporate
                                           name by duly authorized officer.

Date:                 Signature:                        Date:
---------------            -----------------------      -------------------